SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2003

Community National Bancorporation
(Exact name of Registrant as specified in its charter)

Georgia State or other jurisdiction of incorporation)	0-25437 (Commission File Number)	58-1856963 (I.R.S. Employer Identification No.)

561 East Washington Avenue – Box 2619 Ashburn, Georgia (Address of principal executive offices)	31714-2619 (Zip Code)

Registrant’s telephone number, including area code (229) 567-9686

None (Former name or former address, if changed since last report)

Item 5.     Other Events and Required FD Disclosure.

     On July 24, 2003, Community National Bancorporation (the “Company”) issued a press release announcing that at a special meeting of shareholders held on July 24, 2003, the Company’s shareholders approved the Agreement and Plan of Reorganization dated May 30, 2003, as amended June 27, 2003, by and among the Company, Cumberland National Bank, Liberty Shares, Inc. and The Heritage Bank, and the pending sale of Cumberland National Bank to Liberty Shares, Inc. pursuant thereto. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of Community National Bancorporation dated July 24, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY NATIONAL BANCORPORATION

Date: July 24, 2003	By:	/s/ Theron G. Reed Theron G. Reed President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of Community National Bancorporation dated July 24, 2003